Exhibit 99.5

Alkali Chemicals Business

(A Business of Tronox Limited)

Combined Financial Statements

As of December 31, 2016 and 2015,

for the year ended December 31, 2016 (Successor),

for the nine month period ended December 31, 2015 (Successor) and for the three month period ended March 31, 2015 (Predecessor)

(With Reports of Independent Auditors Thereon)

Alkali Chemicals Business

(A Business of Tronox Limited)

COMBINED FINANCIAL STATEMENTS

Table of Contents

Page

Reports of Independent Auditors	2

Combined Statements of Operations for the year ended December 31, 2016 (Successor), the nine month period ended December 31, 2015 (Successor) and the three month period ended March 31, 2015 (Predecessor)	4

Combined Statements of Comprehensive Income for the year ended December 31, 2016 (Successor), the nine month period ended December 31, 2015 (Successor) and the three month period ended March 31, 2015 (Predecessor)	5

Combined Balance Sheets at December 31, 2016 and 2015	6

Combined Statements of Changes in Parent Company Equity for the year ended December 31, 2016 (Successor), the nine month period ended December 31, 2015 (Successor) and the three month period ended March 31, 2015 (Predecessor)	7

Combined Statements of Cash Flows for the year ended December 31, 2016 (Successor), the nine month period ended December 31, 2015 (Successor) and the three month period ended March 31, 2015 (Predecessor)	8

Notes to Combined Financial Statements	9

Independent Auditors’ Reports

Report of Independent Auditors

To the Management of Tronox Alkali Chemicals Business:

We have audited the accompanying combined financial statements of the Alkali Chemicals Business (a business of Tronox Limited) (Successor), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, comprehensive income, changes in parent company equity and cash flows for the year ended December 31, 2016 and for the nine month period ended December 31, 2015.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Alkali Chemicals Business (Successor) as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the nine month period ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Philadelphia, Pennsylvania

March 31, 2017, except for the effects of the revision discussed in Note 20 to the combined financial statements, as to which the date is August 2, 2017

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042

T: (267) 330-3000, F: (267) 330-3300, www.pwc.com/us

Independent Auditors’ Reports

Independent Auditor’s Report

RSM US LLP

Board of Directors

Alkali Chemicals Business

Report on the Financial Statements

We have audited the accompanying combined financial statements of Alkali Chemicals Business (the Company), which comprise the combined balance sheet as of March 31, 2015, the related combined statement of operations, combined statement of comprehensive income, combined statement of changes in parent company equity and combined statement of cash flows for the period from January 1, 2015 through March 31, 2015, and the related notes to the combined financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alkali Chemicals Business as of March 31, 2015, and the results of their operations and their cash flows for the period from January 1, 2015 through March 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

Stamford, Connecticut

March 31, 2017

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Alkali Chemicals Business

(A Business of Tronox Limited)

COMBINED STATEMENTS OF OPERATIONS

(In millions)

	Successor		Predecessor
	Year ended December 31, 2016	Nine month period ended December 31, 2015	Three month period ended March 31, 2015
Net Sales	$785.8	$601.6	195.4
Cost of goods sold	(670.4)	(506.4)	(156.3)

Gross Profit	115.4	95.2	39.1
Selling, general and administrative expenses	(42.4)	(35.7)	(11.9)
Research and development expenses	(2.0)	(2.4)	(0.6)

Income from operations	71.0	57.1	26.6
Other expense, net	(1.5)	(0.5)	(1.1)

Income before tax and equity method investment	69.5	56.6	25.5
Loss and impairment in equity method investment	—	—	(19.9)
Income tax benefit (provision)	(28.8)	(22.5)	(5.2)

Net income	$40.7	$34.1	0.4

The accompanying notes are an integral part of these Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(In millions)

	Successor		Predecessor
	Year ended December 31, 2016	Nine month period ended December 31, 2015	Three month period ended March 31, 2015
Net income	$40.7	$34.1	0.4
Other comprehensive loss, net of tax:
Unrealized gains on derivatives, net of taxes of $1.1	1.9	—	—
Pension adjustments:
Actuarial (losses) gains, net of taxes of $0.3 for year ended December 31, 2016 and $(0.4) for nine month period ended December 31, 2015	(0.4)	0.6	—
Prior service cost, net of taxes of $1.5 for year ended December 31, 2016 and $0.7 for nine month period ended December 31, 2015	(2.5)	(1.1)	—

Total other comprehensive loss	(1.0)	(0.5)	—

Net comprehensive income	$39.7	$33.6	0.4

The accompanying notes are an integral part of these Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

COMBINED BALANCE SHEETS

(In millions)

	Successor
	As of December 31,
	2016	2015
ASSETS Current assets:
Cash and cash equivalents	$37.2	$33.7
Accounts receivable, net of allowance for doubtful accounts	84.9	89.9
Receivables from related parties and affiliates	60.0	47.5
Inventories, net	33.7	37.4
Prepaid and other assets	20.8	17.1

Total current assets	236.6	225.6
Noncurrent assets:
Property, plant and equipment, net	738.0	758.5
Mineral leaseholds, net	729.2	734.6
Deferred tax assets	—	1.5
Other long-term assets	3.2	4.2

Total assets	$1,707.0	$1,724.4

LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable	$47.5	$54.4
Net due to Parent	13.4	9.6
Accrued liabilities	32.1	29.2

Total current liabilities	93.0	93.2
Noncurrent liabilities:
Accrued pension benefits	7.7	2.9
Deferred tax liabilities	18.8	—
Other long-term liabilities	11.9	9.2

Total liabilities	131.4	105.3

Parent company equity:
Net investment of Parent	1,577.1	1,619.6
Accumulated other comprehensive loss	(1.5)	(0.5)

Total parent company equity	1,575.6	1,619.1

Total liabilities and parent company equity	$1,707.0	$1,724.4

The accompanying notes are an integral part of these Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

COMBINED STATEMENTS OF CHANGES IN PARENT COMPANY EQUITY

(In millions)

	Net investment of parent	Accumulated other comprehensive loss	Total
Predecessor
Balance at January 1, 2015	$452.9	$—	$452.9
Net income	0.4	—	0.4
Other comprehensive loss	—	—	—
Net transfers to Parent	6.7	—	6.7

Balance at March 31, 2015	$460.0	$—	$460.0

Successor
Balance at April 1, 2015	$1,650.0	$—	$1,650.0
Net income	34.1	—	34.1
Other comprehensive loss	—	(0.5)	(0.5)
Net transfers to Parent	(64.5)	—	(64.5)

Balance at December 31, 2015	1,619.6	(0.5)	1,619.1
Net income	40.7	—	40.7
Other comprehensive loss	—	(1.0)	(1.0)
Net transfers to Parent	(83.2)	—	(83.2)

Balance at December 31, 2016	$1,577.1	$(1.5)	$1,575.6

The accompanying notes are an integral part of these Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

COMBINED STATEMENTS OF CASH FLOWS

(In millions)

	Successor		Predecessor
	Year ended December 31, 2016	Nine month period ended December 31, 2015	Three month period ended March 31, 2015
Cash Flows from Operating Activities:
Net Income	$40.7	$34.1	0.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	60.4	42.9	8.8
Loss and impairment of equity method investment	—	—	19.9
Bad debt expense	0.1	0.8	—
Deferred income taxes	21.0	9.4	1.1
Share-based compensation expense	1.2	0.4	—
Pension expense	5.6	4.1	—
Loss on disposal of asset	–	3.7	0.2
Contributions to employee pensions	(5.4)	(2.0)	—
Changes in operating assets and liabilities:
Accounts receivable	4.9	56.6	6.2
Receivables from related parties and affiliates, net	(12.4)	(34.1)	(0.7)
Inventories, net	3.7	10.9	(12.7)
Prepaid and other assets	(1.4)	(3.4)	(3.8)
Accounts payable	(7.6)	0.2	(17.5)
Net due to Parent	3.8	9.6	—
Accrued liabilities	2.9	7.2	(8.5)
Other long-term liabilities	2.7	(2.6)	3.5

Net cash provided by operating activities	120.2	137.8	(3.1)

Cash Flows from Investing Activities:
Capital expenditures	(32.2)	(28.5)	(3.2)
Investments in non-consolidated affiliates	—	—	(0.3)

Net cash used in investing activities	(32.2)	(28.5)	(3.5)

Cash Flows from Financing Activities:
Net transfers to Parent	(84.5)	(75.6)	6.6

Net cash used in financing activities	(84.5)	(75.6)	6.6

Increase in cash and cash equivalents	3.5	33.7	—
Cash and cash equivalents at beginning of period	33.7	—	—

Cash and cash equivalents at end of period	$37.2	$33.7	—

Supplemental Cash Flow Information:
Income taxes settled through Parent company equity	$7.3	$13.1	4.1
Supplemental Disclosures of Non-Cash Activities:
Capital expenditures included in Accounts payable	0.6	5.1	4.3
Fixed asset transfers from parent company	0.2	—	0.1

The accompanying notes are an integral part of these Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Note 1: Description of the Business

The accompanying combined financial statements include the historical accounts of Alkali Chemicals Business, (collectively referred to as “Alkali”, “Tronox Alkali Ltd.”, “We”, “Us”, “Our” or the “Company”) of Tronox Limited (“Tronox” or “Successor”), a public limited company registered under the laws of the State of Western Australia. The Company was acquired by Tronox on April 1, 2015 from FMC Corporation (“FMC” or “Predecessor”). Tronox is a public limited company registered under the laws of the State of Western Australia, Australia with mining operations in the South Africa and the United States, as well as chemical plants in Australia, Netherlands and the United States. FMC is a publicly traded chemical company incorporated in Delaware (United States) providing solutions, applications and products to the agricultural, industrial and consumer markets.

The accompanying combined financial statements (“Combined Financial Statements”) present separately the balance sheet, results of operations, cash flows and changes in parent company equity for the Company on a “Successor” basis, reflecting ownership by Tronox since April 1, 2015, and on a “Predecessor” basis, reflecting ownership by FMC for the three month period ended March 31, 2015. The financial information of the Company has been separated by a vertical line on the face of the Combined Financial Statements to identify the different basis of accounting. See Note 6 within the Combined Financial Statements for additional information related to the acquisition of the Company by Tronox.

On February 21, 2017, Tronox publically announced a plan to begin a process to consider divesting the Company (the “Transaction”). The Transaction would consist of the sale of Tronox Alkali Corporation, its wholly owned subsidiary Tronox Alkali Wyoming and its indirect wholly owned subsidiary Tronox Specialty Alkali LLC.

Nature of Operations

The Company mines and processes trona ore and manufactures natural soda ash and inorganic chemical products that include sodium bicarbonate, sodium sesquicarbonate and caustic soda (collectively referred to as “alkali products”). The alkali products are used in a variety of industries for glass manufacturing, water treatment, pulp and paper, textiles, food and pharmaceuticals and cosmetics. The alkali products are sold directly to various domestic and international customers as well as to the American Natural Soda Ash Corporation (“ANSAC”), the primary export customer of the Company. ANSAC is a third-party nonprofit corporation whose purpose is to promote export sales of U.S. produced soda ash in conformity with the Webb-Pomerene Act. All mining and processing activities of the Company take place at the facility located in the Green River Basin of Wyoming, United States. See Note 5 within these Combined Financial Statements for additional information related to ANSAC.

Note 2: Basis of Presentation

Throughout the periods covered by the accompanying Combined Financial Statements, the Company operated as a business unit of the Successor and Predecessor. Consequently, standalone financial statements were not historically prepared for the Company. The Combined Financial Statements have been derived from the accounting records of the Successor and Predecessor to a provide a historical carve-out presentation of the combined financial position of the Company as of December 31, 2016 and 2015 and its results of operations, changes in parent company equity and cash flows for the year ended December 31, 2016, for the post-acquisition nine month period ended December 31, 2015 and the three month period ended March 31, 2015.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Combined Financial Statements include the assets, liabilities, revenues and expenses of the Company, as carved out from the historical results of operations and the historical bases of assets and liabilities of the Successor and Predecessor, adjusted to conform to U.S. GAAP.

As the Combined Financial Statements present the Company as a carve-out business derived from the historical records of the Successor and Predecessor, Net investment of Parent is shown in lieu of shareholders’ equity on the Combined Balance Sheets. With the exception of certain payables, intercompany balances and transactions between the Company and the Successor and the Company and the Predecessor during their respective periods of ownership have been presented in Net investment of Parent. Intracompany balances and accounts have been eliminated. Net investment of Parent represents the Successor and Predecessor interest in the recorded net assets of the Company.

The Combined Statements of Operations include all revenues and costs directly attributable to the Company, as well as costs for certain functions and services used by the Company that have been allocated from the Successor and Predecessor as further described below:

•	During the year ended December 31, 2016 and the nine month period ended December 31, 2015, (collectively referred to herein as the “Successor period”), costs were allocated to the Combined Financial Statements for certain governance and corporate functions such as legal, investor relations, communications and administration. The costs for these services and support functions were allocated to the Company using either specific identification or a pro-rata allocation using net sales.

•	During the three month period ended March 31, 2015 (referred to herein as the “Predecessor period”), costs were allocated to the Combined Financial Statements for governance and corporate functions such as legal, investor relations, communications and administration, as well as benefit expenses such as share-based compensation, defined benefit and defined contribution expenses. The costs for these services was determined using the historical annual amount allocated to the Company, pro-rated for the three month period ended March 31, 2015. The historical annual allocation of FMC costs were generally based on a blend of personnel count, net property, plant and equipment, and cost of sales.

The net costs allocated during the Successor and Predecessor periods are included in Selling, general and administrative expenses within the Combined Statements of Operations.

For purposes of the Combined Financial Statements, the income tax provision of the Company was prepared under the separate return method, as if the Company filed income tax returns on a stand-alone basis, separate from the Successor and Predecessor.

The results of the Predecessor period were adjusted to conform to the Successor period presentation. As a result, the Predecessor results reflect the sale of inventory using the first-in, first-out (“FIFO”) basis of accounting rather than the last-in, first-out (“LIFO”) basis historically used by FMC. Additionally, the Predecessor results do not reflect an allocation for capitalized interest.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Management believes the carve-out methodology for expense and cost allocations to be a reasonable reflection of common expenses incurred by the Successor and Predecessor on the Company’s behalf, relative to the total costs incurred by the Successor and Predecessor. These expenses were related to the provision of legal, investor relations, communications and administration services to the Company. Additionally, the assets and liabilities assigned from the Successor and Predecessor have been deemed attributable to and reflective of the historical operations of the Company. The Combined Financial Statements of the Company do not present the Successor’s historical debt or related interest expense. However, the amounts recorded may not be representative of the amounts that would have been incurred had the Company been an entity that operated independently of the Successor and Predecessor. Consequently, the Combined Financial Statements may not be indicative of future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had the Company operated as a separate entity apart from the Successor and Predecessor during the periods presented. See Note 5 for further discussion of cost allocations included in the Combined Financial Statements.

Note 3: Summary of Significant Accounting Policies

Estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the Combined Financial Statements and the reported amounts of revenue and expenses during the reporting period. Actual results are likely to differ from those estimates.

Revenue recognition

Revenue is recognized when risk of loss and title to the product is transferred to the customer, pricing is fixed or determinable and collection is reasonably assured. All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as net sales. Accruals are made for sales returns, rebates and other allowances, which are recorded in “Net sales” in the Combined Statements of Operations and are based on historical experience and current business conditions.

Cost of goods sold

Cost of goods sold includes costs for purchasing, receiving, manufacturing and distributing products, including raw materials, energy, labor, depreciation, depletion, shipping and handling, freight, warehousing and other production costs.

Research and development

Research and development costs are expensed as incurred. These costs include salaries, building costs, utilities and administrative expenses.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Selling, general and administrative expenses

Selling, general and administrative expenses include costs related to marketing, agent commissions and legal and administrative functions such as corporate management, human resources, information technology, investor relations, accounting, treasury and tax compliance including the allocations from the Successor and Predecessor for governance and corporate services.

Share-based compensation

During the Successor Period, certain employees of the Company were eligible to participate in the Tronox Limited Management Equity Incentive Plan (the “MEIP”), which permits the grant of awards that are comprised of incentive options, nonqualified options, share appreciation rights, restricted shares, restricted share units, performance awards and other share-based awards, cash payments and other forms as the compensation committee of the Board of Directors of Tronox (the “Board”) in its discretion deems appropriate, including any combination of the above. Where employees of the Company participate in the MEIP, the allocated cost is included in the Selling, general and administrative expenses based on the grant date fair value of each award, recognized over the requisite service period. The Combined Balance Sheets do not contain any equity amounts related to the MEIP.

The Company recorded stock-compensation expense related to the MEIP of $1.2 for the year ended December 31, 2016 and $0.4 for the nine month period ended December 31, 2015. None of the awards vested in 2015 or 2016 and therefore no income tax benefit was recorded for either period.

Pension benefits

During the Successor period, the Company sponsored a defined benefit plan. The defined benefit plan is accounted for using actuarial valuations as required by ASC 715, Compensation - Retirement Benefits. The Company recognizes the funded status of the defined pension plan on the balance sheet and recognizes changes in the funded status that arise during the period but are not recognized as components of net periodic benefit cost within other comprehensive income or loss, net of income taxes.

Income taxes

Income taxes as presented herein attribute current and deferred income taxes of the Successor and Predecessor to standalone financial statements of the Company in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by ASC 740, Income Taxes. Accordingly, the income tax provision of the Company was prepared under the separate return method whereby an income tax provision is prepared for each member of a consolidated group as if each group member were a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the consolidated financial statements of the Successor and Predecessor may not be included in the separate Combined Financial Statements of the Company. Similarly, the tax treatment of certain items reflected in the separate Combined Financial Statements of the Company may not be reflected in the consolidated financial statements and tax returns of the Successor and Predecessor; therefore, such items as net operating losses, credit carryforwards, and valuation allowances may exist in the stand-alone financial statements that may or may not exist in the Successor or Predecessor consolidated financial statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The breadth of operations of the Company and the complexity of tax regulations require assessments of uncertainties and judgments in estimating the taxes that the Company will ultimately pay. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions, outcomes of tax litigation and resolution of disputes arising from tax audits in the normal course of business.

The provision for income taxes is calculated using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. It is the policy of the Company to include accrued interest and penalties related to unrecognized tax benefits in income tax expense.

In general, the taxable income or loss of the entities comprising the Company was included in the consolidated tax returns of the Successor and Predecessor. As such, separate income tax returns were not prepared for the entities comprising the Company. Consequently, income taxes currently payable are deemed to have been remitted to the Successor and Predecessor, in cash, in the period the liability arose and income taxes currently receivable are deemed to have been received from the Successor and Predecessor in the period that a refund could have been recognized by the Company had it been a separate taxpayer in the Successor and Predecessor periods.

Self-insurance

During the Successor period, the Company maintained self-insurance medical and workers’ compensation programs. The Company records a liability for healthcare and workers’ compensation costs during the period in which they occur as well as an estimate of claims incurred but not reported.

During the Predecessor period, self-insurance workers’ compensation programs were managed by the Predecessor with costs allocated to the Company from the Predecessor for the provision of these benefits.

Cash and cash equivalents.

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Historically the Company has participated in and relied upon the centralized cash management systems of the Successor and Predecessor to manage working capital and investing activities such as capital expenditures.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Inventories, net

The inventories of the Company include those costs directly attributable to the alkali products, including all manufacturing overhead, but excluding distribution costs. Inventories are stated at the lower of cost or market (“LOCM”), net of allowances for obsolete and slow-moving inventory. During the Successor period, the cost of inventories was determined using the FIFO, except for materials and supplies which were recorded at average cost, and raw materials which were recorded at standard cost. During the Predecessor period, the cost of inventories was determined on a FIFO basis.

The Company reviews its inventories for impairment annually and at the end of each quarter by comparing the cost of its inventories to its net realizable value. The Company also periodically reviews its inventories for obsolescence (inventory that is no longer marketable for its intended use). In either case, the Company records any write-down equal to the difference between the cost of inventory and its estimated net realizable value based on assumptions about alternative uses, market conditions and other factors.

Accounts receivable, net of allowance for doubtful accounts

Accounts receivable consist primarily of trade receivables from customers resulting from product sales. The Company performs credit evaluations of its customers and take actions deemed appropriate to mitigate credit risk. Only in certain specific occasions does the Company require collateral in the form of bank or parental guarantees or guarantee payments. The Company maintains allowances for potential credit losses based on specific customer review and current financial conditions.

Prepaid and other current assets

Prepaid expenses and other current assets primarily consist of prepaid freight, prepaid royalties and transportation credits.

Long lived assets

Property, plant and equipment, net is stated at cost less accumulated depreciation, depletion and amortization, generally computed using the straight-line method. The estimated useful lives follows:

Land Improvements	10-20 years
Buildings	10-40 years
Machinery and equipment	3-25 years

Furniture and fixtures	10 years

Maintenance and repairs are expensed as incurred, except for costs of replacements or renewals that improve or extend the lives of existing properties, which are capitalized. Upon retirement or sale, the cost and related accumulated depreciation are removed from the respective account and any resulting gain or loss is included in Cost of goods sold in the Combined Statements of Operations.

Mineral leaseholds are depleted over their useful lives as determined under the units of production method. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property through the commencement of production are capitalized.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Under such circumstances, the Company evaluates whether the projected undiscounted cash flows of its long-lived assets are sufficient to recover the carrying amount of the asset group being assessed. If the undiscounted projected cash flows are not sufficient, an impairment amount is calculated by discounting the projected cash flows using the weighted-average cost of capital. The amount of the impairment of long-lived assets is written off against earnings in the period in which the impairment is determined.

Fair value measurement

The Company measures fair value on a recurring basis utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible and consider counterparty credit risk in determining fair value. The fair value hierarchy is as follows:

•	Level 1 - Quoted prices in active markets for identical assets and liabilities;

•	Level 2 - Quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable or can be corroborated by observable market data; and

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities

Derivative instruments

During the Successor period, the Company used derivative financial instruments to manage its exposure to market price fluctuation risk in the soda ash business. These derivative financial instruments consisted of exchange traded natural gas hedges futures contracts that were designated by the Successor as cash flow hedges for accounting purposes. As cash flow hedges, the effective portion of changes in the fair value of the natural gas futures contracts were recorded as a component of other comprehensive loss and subsequently recognized in net earnings when the hedged items impact earnings.

During the Predecessor period, derivative financial instruments were managed by the Predecessor with gains and losses allocated to the Company for derivative contracts entered into on its behalf.

Note 4: Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business (“ASU 2017-01”) which provides guidance intended to further clarify the definition of a business and guidance on what will be constituted as a business. Under ASU 2017-01, a business is an entity that can at a minimum have a substantive process; is comprised of more than just a single asset; has the ability to provide goods or services; and shows a potential presence of goodwill. ASU 2017-01 is effective for financial statements issued for fiscal

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

years beginning after December 15, 2017 including interim periods within those fiscal years with early adoption permitted, provided that all of the amendments are adopted in the same period. The guidance requires application using a prospective transition method. The Company does not expect the adoption of ASU 2017-01 to have a material impact on the Combined Financial Statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) which provides guidance intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for financial statements issued for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years with early adoption permitted, provided that all of the amendments are adopted in the same period. The guidance requires application using a retrospective transition method. The Company has not yet determined the impact, if any, that ASU 2016-15 will have on the Combined Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires that entities use a current expected credit loss model which is a new impairment model based on expected losses rather than incurred losses. Under this model, an entity would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost. The entity’s estimate would consider relevant information about past events, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019 with early adoption permitted for annual reporting periods beginning after December 15, 2018. The Company does not expect the adoption of ASU 2016-13 to have a material impact on the Combined Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) which includes a lessee accounting model that recognizes two types of leases - finance leases and operating leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or an operating lease. The standard is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. The Company is evaluating the impact that ASU 2016-02 will have on the Combined Financial Statements and will update relevant accounting policies accordingly.

In November 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 simplifies the presentation of deferred income taxes. The new guidance requires that all deferred tax liabilities and assets, along with any related valuation allowance, be classified as noncurrent on our consolidated financial position. We are required to adopt this standard in the first quarter of 2017. The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively. We have elected to adopt ASU 2015-17 for 2015, on a prospective basis, and our disclosure in Note 14 is presented accordingly.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

In July 2015, as part of its simplification initiative, the FASB issued ASU 2015-11, simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 simplifies the subsequent measurement of inventory by requiring entities to remeasure inventory at the lower of cost and net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This ASU does not apply to inventory measured using the last-in, first-out or the retail inventory method. The Company is required to adopt this standard in the first quarter of 2017. This standard is required to be applied prospectively with earlier application permitted as of the beginning of an interim or annual period. The Company does not expect the adoption ASU 2015-11 to have a material impact on the Combined Financial Statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) which states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for interim and annual periods beginning after December 15, 2017 and may be applied either retrospectively or on a modified retrospective basis. Subsequent to the issuance of the May 2014 guidance, several clarifications and updates have been issued on this topic, the most recent of which was issued in May 2016. The Company is evaluating the impact, if any, that ASU 2014-09 and any amendments thereto, will have on the Combined Financial Statements and will update its accounting policies accordingly.

Note 5: Agreements and Transactions with Related Parties and Affiliates

Shared Services and Corporate Costs

The Company benefits from certain governance and corporate services provided by the Successor, including legal, investor relations, communications and administration. The amount of cost allocated to us by the Successor for these services was $19.5 for the year ended December 31, 2016 and $14.1 for the nine month period ended December 31, 2015. The allocations from the Successor were determined using either specific identification or through a pro-rata allocation of Successor company costs using net sales. The amount of cost allocated to us by the Predecessor for shared services and corporate costs was $4.0 for the three month period ended March 31, 2015. The allocations from the Predecessor were determined using the annual historical cost for such services, pro-rated for the three month Predecessor period. The costs allocated during the Predecessor period also included a charge for the processing of accounts payable by the Predecessor.

The amounts allocated to the Company during the Successor and Predecessor periods discussed herein are included within Selling, general and administrative expenses within the Combined Statements of Operations.

Benefit Costs

During the Predecessor period, employees of the Company participated in the stock compensation plan of the Predecessor, as well as other benefit plans that include pension, post-retirement healthcare and post-employment plans. The amount allocated to the Company for benefit costs was $2.8 for the three month period ended March 31, 2015.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Cash Management, Financing and Financial Instruments

The cash generated by and consumed within the operations of the Company were historically managed centrally by both the Successor and Predecessor. The available cash balances of the Company were regularly “swept” at the discretion of the Successor and Predecessor with funding for the operating and investing activities of the Company provided as needed. Transfers and distributions of cash between the Company and the Successor and Predecessor are included within Net investment of Parent on the Combined Balance Sheets.

During the Predecessor period, natural gas futures contracts derivative instruments were contracted and settled by the Predecessor on behalf of the Company. The loss incurred by the Predecessor in relation to natural gas futures contracts contracted was not material.

Agreements and Transactions with Affiliates

The Company is a member of ANSAC, an organization responsible for promoting and increasing the use and sale of soda ash and other refined or processed sodium products produced by its members. Costs incurred by ANSAC are charged directly to the Company and include sales and marketing, salaries, benefits, office supplies, professional fees, travel, rent and certain other costs. The transactions between ANSAC and the Company do not necessarily represent arms-length transactions and may not represent all costs incurred as if the Company operated on a stand-alone basis. The Company also benefits from favorable shipping rates for its direct exports when using ANSAC to arrange for ocean transport. Net sales to ANSAC were $275.9 for the year ended December 31, 2016, $209.6 for the nine month period ended December 31, 2015 and $68.1 for the three month period ended March 31, 2015. The costs charged to us by ANSAC were $7.9 for the year ended December 31, 2016, $7.4 for the nine month period ended December 31, 2015 and $3.8 for the three month period ended March 31, 2015. The costs charged from ANSAC are included in Selling, general and administrative expenses within the Combined Statements of Operations.

Receivables from related parties and affiliates as of December 31, 2016 and 2015 are as follows:

	Successor
	As of December 31, 2016	As of December 31, 2015
NatronX Technologies LLC	$0.1	$1.0
ANSAC	59.9	46.5

Total	$60.0	$47.5

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Accounts payable to related parties and affiliates, excluding accounts payable to the Parent which are separately disclosed as net due to the Parent on the Combined Balance Sheets, were $1.3 and $3.0 as of December 31, 2016 and December 31, 2015, respectively. These include related party payables to ANSAC which are included within Accounts payable on the Combined Balance Sheets.

Note 6: Acquisition

On April 1, 2015, the Successor acquired the Company for approximately $1,650.0 in cash and debt. The following table summarizes the assets acquired and the liabilities assumed at their respective acquisition date fair value.

Purchase consideration	$1,650.0

Fair value of assets acquired and liabilities assumed:
Accounts receivable	147.2
Inventories	48.3
Prepaid and other assets	31.8
Property, plant and equipment (1)	766.8
Mineral leaseholds (2)	738.5
Other long-term assets	3.3

Total assets acquired	1,735.9

Accounts payable	46.0
Accrued liabilities	28.0
Other	11.9

Total liabilities assumed	85.9

Net assets acquired	$1,650.0

(1)	The fair value of property, plant and equipment was determined using the cost approach, which estimates the replacement cost of each asset using current prices and labor costs, less estimates for physical, functional and technological obsolescence, based on the estimated useful life ranging from 5 to 38 years.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

(2)	The fair value of mineral rights was determined using the discounted cash flow method, which was based upon the present value of the estimated future cash flows for the expected life of the asset taking into account the relative risk of achieving those cash flows and the time value of money. A discount rate of 10.4% was used to take into account the risks associated with such assets.

There were no contingent liabilities currently recorded in the fair value of net assets acquired as of April 1, 2015 and the fair value of net assets acquired includes accounts receivable with book value that approximates fair value.

Note 7: Loss and Impairment of Equity Method Investment

In 2011 the Company together with Church & Dwight and TATA Chemicals (Soda Ash) Partners formed NatronX, a joint venture engaged in the manufacturing and marketing of sodium-based and dry absorbents for air pollution control in electric utility and industrial boiler operations. The Company accounts for its 33 1/3 percent ownership interest in NatronX under the equity method whereby the amount invested by the Company is adjusted for its share of undistributed earnings and losses. During the three months ended March 31, 2015, the Company recorded its share of the NatronX loss of $0.2.

At March 31, 2015, management evaluated the NatronX investment for impairment and determined the decline in value of NatronX was other-than-temporary. A non-cash impairment charge of $19.9 was recognized by the Company representing the entire balance of its NatronX investment. The impairment charge is included in Loss and impairment of equity method investment in the Combined Statements of Operations.

Note 8: Accounts Receivable, Net of Allowance for Doubtful Accounts

	Successor
	As of December 31, 2016	As of December 31, 2015
Trade receivables	$73.7	$78.7
Other receivables	12.5	12.3
Allowance for doubtful accounts	(1.3)	(1.1)

Total	$84.9	$89.9

Note 9: Inventories

	Successor
	As of December 31, 2016	As of December 31, 2015
Raw materials	$3.3	$4.2
Work-in-process	5.9	9.1
Finished goods, net	16.3	13.5
Materials and supplies, net	8.2	10.6

Total	$33.7	$37.4

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Note 10: Prepaid and other current assets

	Successor
	As of December 31, 2016	As of December 31, 2015
Prepaid royalty	$10.1	$7.4
Prepaid freight	4.7	5.1
Natural gas derivatives	3.0	—
Other	3.0	4.6

Total	$20.8	$17.1

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Note 11: Property, Plant and Equipment, Net

	Successor
	As of December 31, 2016	As of December 31, 2015
Land and land improvements	$64.9	$62.7
Buildings and improvements	71.4	66.9
Mine and development costs	7.0	0.0
Machinery and equipment	618.9	567.7
Construction-in-progress	63.0	76.2

Total	825.1	773.5
Less accumulated depreciation	(87.2)	(15.0)

Total	$738.0	$758.5

Depreciation and amortization expense for year ended December 31, 2016 was $53.5 of which $52.8 was included in Cost of goods sold and $0.7 was included within Research and development expenses in the Combined Statement of Operations. Depreciation and amortization expense for the nine month period ended December 31, 2015 was $38.2 of which $37.7 was recorded in Cost of goods sold and $0.5 was recorded in Research and development expenses in the Combined Statements of Operations. Depreciation and amortization expense for the three month period ended March 31, 2015 was $8.8 of which $8.7 was recorded in Cost of goods sold and $0.1 was recorded in Research and development expenses in the Combined Statements of Operations.

Note 12: Mineral Leaseholds

	Successor
	As of December 31, 2016	As of December 31, 2015
Mineral leaseholds	$738.5	$738.5
Less accumulated depletion	(9.3)	(3.9)

Total	$729.2	$734.6

Depletion expense related to mineral leaseholds for the year ended December 31, 2016 and nine month period ending December 31, 2015 was $5.4 and $3.9, respectively and was recorded in Cost of goods sold in the Combined Statements of Operations.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Note 13: Accrued Liabilities

	Successor
	As of December 31, 2016	As of December 31, 2015
Employee-related costs and benefits	$19.6	$16.1
Taxes other than income taxes	7.6	8.7
Accrued legal and professional expense	1.8	2.4
Other	3.1	2.0

Total	$32.1	$29.2

Note 14: Income Taxes

The income taxes of the Company were computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to stand-alone tax provisions are compared with amounts presented in consolidated financial statements of the Successor and Predecessor. Deferred tax assets and liabilities of the Company could be significantly different from those included in the Successor and Predecessor consolidated financial statements. In addition, certain tax attributes such as net operating loss carryforwards that exist within the Successor and Predecessor consolidated financial statements may or may not exist in the stand-alone financial statements of the Company.

The Combined Financial Statements do not reflect any amounts due to the Successor for income tax related matters as it is assumed that all such amounts due to the Successor were settled on December 31, 2016 and December 31, 2015. Similarly, the Combined Financial Statements do not reflect any amounts due to the Predecessor for income tax related matters as it is assumed that all such amounts due to the Predecessor were settled on March 31, 2015.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The components of income tax expenses follows:

	Successor		Predecessor
	Year ended December 31, 2016	Nine month period ended December 31, 2015	Three month period ended March 31, 2015
Current
Federal	$7.3	$12.3	$4.1
State	0.5	0.8	—

Total Current	7.8	13.1	4.1
Deferred
Federal	20.3	8.4	1.1
State	0.7	1.0	—

Total Deferred	21.0	9.4	1.1

Total	$28.8	$22..5	$5.2

The significant components of the deferred income tax provision follows:

	Successor		Predecessor
	Year ended December 31, 2016	Nine month period ended December 31, 2015	Three month period ended March 31, 2015
Deferred tax (exclusive of valuation allowance)	$17.0	$6.9	$1.1
Net increase in the valuation allowance for deferred tax assets	4.0	2.5	—

Deferred income tax provision	$21.0	$9.4	$1.1

The Company has recognized that it is more likely than not that certain future tax benefits may not be realized through future taxable income. The valuation allowance increased $4.0 for the year ended December 31, 2016, $2.5 for the nine month period ended December 31, 2015 and $0.0 for the three month period ended March 31, 2015. These increases were primarily due to U.S. federal alternative minimum tax credits generated during the year that are not expected to be recoverable.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The significant components of the deferred tax assets and liabilities follows:

	Successor
	As of December 31, 2016	As of December 31, 2015
Alternative minimum tax credit carryforwards	$74.8	$70.8
Accrued expenses	9.1	10.7
Pension benefits	1.7	1.0
Other deferred tax assets	2.0	0.8

Deferred tax assets	87.6	83.3
Valuation allowance	(74.8)	(70.8)

Deferred tax assets, net of valuation allowance	12.8	12.5

Property, plant and equipment, net	(31.6)	(11.0)

Deferred tax liabilities	(31.6)	(11.0)

Net deferred tax assets (liabilities)	$(18.8)	$1.5

Management evaluates the deferred income taxes each reporting period to determine if valuation allowances are required or should be adjusted. U.S. GAAP accounting guidance requires that companies assess whether valuation allowances should be established against their deferred tax assets based on all available evidence, both positive and negative, using a “more likely than not” standard. In assessing the need for a valuation allowance, appropriate consideration is given to all positive and negative evidence related to the realization of the deferred tax assets. This assessment considers, among other matters, the nature and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods and tax planning alternatives.

At December 31, 2016, the Company had tax credit carry forwards related to U.S. federal alternative minimum tax credits with an indefinite expiration period.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The effective income tax rate applicable to income from operations before income taxes was different from the statutory U.S. federal income tax rate due to the factors listed in the following table:

	Successor		Predecessor
	Year ended December 31, 2016	Nine Month period ended December 31, 2015	Three month period ended March 31, 2015
Statutory U.S. tax rate	35.0%	35.0%	35.0%
Net difference:
State and local taxes	1.1	2.0	—
Permanent differences	(0.5)	(1.7)	(14.1)
Change in valuation allowance	5.8	4.4	—
Other	—	—	(0.2)

Total difference	6.4	4.7	14.3

Total income tax provision	41.4%	39.7%	20.7%

The financial results of the Company are included in the consolidated income tax returns in the U.S. federal jurisdiction of the Successor and Predecessor. As of December 31, 2016, the U.S. federal income tax returns are open for examination and adjustment for the years 2015 and 2016. The Company has no unrecognized tax benefits, or accrued interest and penalties related to unrecognized tax benefits, for the periods presented in these financial statements.

Note 15: Employee benefit plans

During the Successor period, employees of the Company participated in the Tronox Alkali Corporate Savings Investment Plan (the “SIP”), a qualified defined contribution plan under section 401(k) of the Internal Revenue Code. Under SIP, regular full-time and part-time non-union employees contribute a portion of their earnings and the Company provides a matching contribution up to a predefined threshold. For the year ended December 31, 2016 and the nine month period ended December 31, 2015, the matching contribution was 100% of the first 4% of employee contributions and included a discretionary profit sharing contribution up to 5% of eligible compensation. The discretionary contribution is subject to approval each year by the Board. The matching contribution to the SIP vests immediately; however the discretionary contribution is subject to vesting conditions that must be satisfied over a three year vesting period. Contributions under the SIP, including the match, are invested in accordance with the investment options elected by plan participants. Compensation expense associated with the matching contribution to the SIP was $3.6 and $1.3 during 2016 and 2015, respectively, which was included in Cost of goods sold in the Combined Statements of Operations.

The Company also sponsors a defined benefit plan. Upon acquisition of the Company from FMC as discussed in Note 6, the Successor established the Tronox Alkali Corporation Union Retirement Plan (“The Alkali Qualified Plan”) to cover all eligible union employees and retirees of the Company in accordance with

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The Company accounts for The Alkali Qualified Plan as a single employer pension plan that benefits only employees of the Company and thus, the related assets, liabilities costs of the plan are recorded in the Combined Financial Statements.

Under The Alkali Qualified Plan, each eligible employee will automatically become a participant upon completion of one year of credited service. Retirement benefits under this plan are calculated based on the total years of service of an eligible participant, multiplied by a specified benefit rate in effect at the termination of the plan participant’s years of service.

The components of net periodic pension costs for the Alkali Qualified plan follows:

	Successor
	Year Ended December 31, 2016	Nine month period ended December 31, 2015
Net periodic cost:
Service cost	$4.9	$4.0
Interest cost	0.5	—
Expected return on plan assets	(0.1)	—
Amortization of Prior Service Cost	0.3	0.1

Total	$5.6	$4.1

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The change in benefit obligations, plan assets and funded status along with amounts recognized in the Combined Balance Sheets follows:

	Successor
	Year Ended December 31, 2016		Year ended December 31, 2015
Change in benefit obligations:
Opening benefit obligation	$4.9		$—
Service cost Interest cost	4.9 0.4		4.0 0.1
Net actuarial (gains)	0.5		(1.1)
Plan amendments	4.2		1.9

Ending benefit obligation	14.9		4.9

Change in plan assets:
Beginning fair value of plan assets	2.0		—
Employer contributions Actual return on plan assets Administrative expenses	5.4 (0.2 (0.1	) )	2.0 0.1 (0.1)

Ending fair value of plan assets	7.1		2.0

Funded status	$(7.8)		$(2.9)

The funded status is recorded within Accrued pension benefits within the Combined Balance Sheets. Based on the funded status of the Alkali Qualified Plan, the projected minimum funding requirement was determined to be $3.4 for 2016, which is payable in 2017. The Company expects to make contributions to the Alkali Qualified Plan of $3.4 during 2017.

Expected benefit payments for the next five years are as follows:

2017	$0.2
2018	0.3
2019	0.5
2020	0.7
2021	0.9
2022-2026	6.9

Total	$9.5

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

	Successor
	Year Ended December 31, 2016	Nine month period ended December 31, 2015
Projected benefit obligation	$14.9	$4.9
Accumulated benefit obligation	4.9	—
Fair value of plan assets	7.1	2.0

Net actuarial losses of $0.5 and prior service costs of $5.8, less an applicable aggregate tax effect of $0.6 are included as components of accumulated other comprehensive loss at December 31, 2016. Net actuarial gains of $1.1 and prior service costs of $1.8, less an applicable aggregate tax effect of $0.3 are included as components of accumulated other comprehensive loss at December 31, 2015. During the year ended December 31, 2016 and the nine month period ended December 31, 2015, $0.3 and $0.1, respectively, were reclassified from accumulated other comprehensive loss to the Combined Statements of Operations.

The following weighted average assumptions were used to determine net periodic cost:

	Successor
	Year Ended December 31, 2016	Nine month period ended December 31, 2015
Discount rate	4.25% - 5.00%	4.15%
Expected long-term rate of return	4.23%	4.46%
Rate of compensation increase	0%	0%

The following weighted average assumptions were used in estimating the actuarial present value of the plans’ benefit obligations:

	Successor
	Year Ended December 31, 2016	Nine month period ended December 31, 2015
Discount rate	4.50%	5.00%
Expected long-term rate of return	2.44%	4.23%
Rate of compensation increase	0%	0%

The discount rates selected for estimating the actuarial present value of the benefit obligation of The Alkali Qualified Plan was 4.50% and 5.00% as of December 31, 2016 and 2015, respectively. The 2016 and 2015 rates were selected based on the results of a cash flow matching analysis, which projected the expected cash flows of the plan.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

In forming the assumption of the Alkali Qualified Plan long-term rate of return on plan assets, management took into account the expected earnings on funds already invested, earnings on contributions expected to be received in the current year and earnings on reinvested returns. The long-term rate of return estimation methodology for Alkali Qualified Plans is based on a capital asset pricing model using historical data and a forecasted earnings model. An expected return on plan assets analysis is performed which incorporates the current portfolio allocation, historical asset-class returns and an assessment of expected future performance using asset-class risk factors.

As of December 31, 2016 and 2015, pension plan assets consists of debt and equity securities. The Alkali plan is administered by a Board-appointed committee that has fiduciary responsibility for the plan’s management. The committee is responsible for the oversight and management of the plan’s investments. The committee maintains an investment policy that provides guidelines for selection and retention of investment managers or funds, allocation of plan assets and performance review procedures and updating of the policy. At least annually, the Alkali Qualified Plan’s asset allocation guidelines are reviewed in light of evolving risk and return expectations.

The objective of the committee’s investment policy is to manage the plan assets in such a way that will allow for the on-going payment of the Company’s obligation to the beneficiaries. To meet this objective, the committee has structured a portfolio that will provide liquidity to meet the plan benefit payments and expense payable from the plan under ERISA and manage the plan asset in a liability framework. To provide adequate liquidity and control risk, the investment policy sets broad investment guidelines that permit investment managers and funds to invest in liability-hedging assets to control the plan’s surplus volatility. This includes investment in high-quality, investment grade bonds with durations that approximate the durations of the liabilities.

Fixed income portfolio managers are permitted to use fixed income derivative contracts to achieve general portfolio objectives in accordance with the risk management and internal control procedures agreed between the manager and the committee’s advisor. The overall performance of the liability-hedging assets will be determined primarily by how they track the investable custom liability-hedging mandate they are designed to hedge. Cash equivalents can he held to meet the benefits obligations of the plan and to pay fees. The cash equivalents investments of the plan can be invested in a diversified mix of high-quality, short-term debt securities, including commercial paper, bankers’ acceptance, certificates of deposits and US government obligations.

Investment in return seeking assets is prohibited.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

The fair values of pension investments as of December 31, 2016 are summarized below:

	Successor
	Fair Value Measurement at December 31, 2016, Using:
	Level 1	Level 2	Level 3	Total
U.S. Treasury securities (1)	$3.0	$—	$—	$3.0
Corporate debt securities (2)	4.1	—	—	4.1

Total at fair value	$7.1	$—	$—	$7.1

(1)	For U.S. Treasury securities owned by funds, fair value is based on observable quoted prices on active exchanges, which are Level 1 inputs.
(2)	For corporate debt securities owned by the funds, fair value is based on observable inputs of comparable market transactions, which are Level 1 inputs.

The fair values of pension investments as of December 31, 2015 are summarized below:

	Successor
	Fair Value Measurement at December 31, 2015, Using:
	Level 1	Level 2	Level 3	Total
Corporate debt securities(1)	$1.2	$—	$—	$1.2
U.S. Treasury securities (2)	0.7	—	—	0.7
Investments measured at NAV(3)	—	—	—	0.1

Total at fair value	$1.9	$—	$—	$2.0

(1)	For corporate debt securities owned by the funds, fair value is based on observable inputs of comparable market transactions, which are Level 1 inputs.
(2)	For U.S. Treasury securities owned by funds, fair value is based on observable quoted prices on active exchanges, which are Level 1 inputs.
(3)	In accordance with Subtopic 820-10, certain investments that were measured at net asset value per share have not been classified in the fair value hierarchy. The fair value amounts presented in that table are intended to permit reconciliation of the fair value to the line items in the statement on net assets available for benefits.

Note 16: Derivative Instruments

The Company entered into natural gas futures contracts beginning in 2016 in order to mitigate exposure from changes in market prices related to certain natural gas prices. The Company records these future contracts in either prepaid and other assets or other current liabilities at fair value in the Combined Balance Sheets and recognizes changes in the fair value of these future contracts in accumulated other comprehensive income, as these instruments have been designated as cash flow hedges.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

As of December 31, 2016, the Company was party to futures contracts with a notional value of $13.0, expiring in December, 2017. For the year ended December 31, 2016, realized gains were immaterial and recorded within the Combined Statement of Operations. Unrealized gains on the future contracts amounted to $3.0 for the year ended December 31, 2016 and was recorded in the Statements of Other Comprehensive Income. The Company expects to recognize this amount into earnings over the next 12 months. The fair value of the future contracts was $3.0 and was recorded in Prepaid and other assets for December 31, 2016 and is further summarized below:

	Successor
	Fair Value Measurement at December 31, 2016, Using:
	Level 1		Level 2		Level 3		Total
Asset Category:	$		$		$		$
Future Contracts		—		3.0		—		3.0

Total at fair value		$—		$3.0		$—		$3.0

Note 17: Commitments and Contingencies

Lease commitments

The Company leases various types of office space, manufacturing, data processing and rail transportation equipment. The gross rent expense under operating leases amounted to $17.6 and $12.3 for the year ended December 31, 2016 and nine month period ended December 31, 2015, respectively.

At December 31, 2016, minimum rental commitments under non-cancelable operating leases were as follows:

2017	$14.9
2018	15.1
2019	15.6
2020	15.3
2021	15.3
Thereafter	65.9

Total	$142.1

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Purchase Commitments

The Company is party to coal supply contracts designed to mitigate volatility in the price of coal. The purchase commitments at December 31, 2016 were as follows:

2017	$4.1
2018	4.1
2019	4.1
2020	4.1
2021	4.1
Thereafter	20.3

Total	$40.8

Guarantees

The entities included within the Combined Financial Statements together with other subsidiaries of the Successor, jointly and severally guarantee the Successor’s debt obligations, namely a UBS revolving credit facility having a maturity date no later than June 18, 2017, Senior Notes due 2020 and Senior Notes due 2022. The amount outstanding under these debt obligations was $1,650.0 at December 31, 2016.

At December 31, 2016 and 2015, the fair value of the Senior Notes due 2020 was $841.0 and $520.0, respectively. At December 31, 2016 and 2015, the fair value of the Senior Notes due 2022 was $544.0 and $347.0, respectively. The Company determined the fair value of the Senior Notes due 2020 and the Senior Notes due 2022 using quoted market prices. The fair value hierarchy for the Senior Notes due 2020 and the Senior Notes due 2022 is a Level 1 input. The Company determined the fair value of the UBS Revolver based on the contracted amounts which approximates fair value based on the short term nature of the borrowing and variable interest rate. The fair value hierarchy for our UBS Revolver is a Level 2 input. At December 31, 2016 and 2015, the fair value of the UBS Revolver was $150.0 and $150.0, respectively.

Contingencies

The Company is subject to certain contingent liabilities arising in the ordinary course of business. Some of these contingencies are known but are so preliminary that the merits cannot be determined, or if more advanced, are not deemed material based on current knowledge and some are unknown - for example, claims with respect to which the Company has no notice or claims which may arise in the future, resulting from products sold, guarantees or warranties made, or indemnities provided. Therefore, management is unable to develop a reasonable estimate of any potential exposure of loss for these contingencies, either individually or in the aggregate, at this time.

Based on information currently available and established reserves, management has no reason to believe that the ultimate resolution of known contingencies will have a material adverse effect on the combined financial position, liquidity or results of operations. However, there can be no assurance that the outcome of these contingencies will be favorable and adverse results in certain of these contingencies could have a material adverse effect on the combined financial position, results of operations in any one reporting period, or liquidity.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Environmental

Portions of mining operations in the Green River Basin of Wyoming are powered by natural gas which is delivered to the site via pipelines. Condensate from a natural gas pipeline, that is no longer in service, was collected in a condensate tank and “blown- down” into an unlined condensate disposal pit, a practice that was widely accepted at the time. This condensate included contaminant traces of volatile organic compounds (“VOC”) that are characterized and monitored by the indicator parameter, benzene. As a result, site investigations have confirmed that these VOCs are present in the soils and groundwater which extends from the condensate disposal pit to a down-gradient area that is bounded by a groundwater cut-off wall and pump back system. The notification from the WyDEQ requires a Focused Feasibility Study (“FFS”) be completed on the technologies that can be used to remedy the soils and groundwater in contaminated areas. At December 31, 2016 and 2015, the cost of the decontamination was $2.5 and $2.6, respectively. This estimated cost was included in Other long-term liabilities in the Combined Balance Sheets.

Note 18: Concentration of Net Sales

Net sales by geographic area follows:

	Successor		Predecessor
	Year Ended December 31, 2016	Nine Month period ended December 31, 2015	Three month period ended March 31, 2015
Domestic	$480.3	$351.5	$113.1
International operations:
ANSAC	275.9	209.6	68.1
Other	29.6	40.5	14.2

Total International	305.5	250.1	82.3

Total	$785.8	$601.6	$195.4

Net sales from external customers for each similar product follows:

	Successor		Predecessor
	Year Ended December 31, 2016	Nine month period ended December 31, 2015	Three month period ended March 31, 2015
Sodium bicarbonate	$32.7	$25.1	$7.8
Sodium sesquicarbonate	69.4	53.3	15.9
Caustic soda	14.2	10.3	4.2
Soda ash	669.5	512.9	167.5

Total	$785.8	$601.6	$195.4

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Note 19: Subsequent Events

Management has evaluated subsequent events through March 31, 2017 and recognized transactions in the Combined Financial Statements as appropriate. Additionally, management has evaluated transactions that occurred as of the issuance date of these financial statements or March 31, 2017 for the purpose of disclosure of unrecognized events.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Note 20: Revision of Previously Issued Combined Financial Statements

During the first quarter of 2017, the Company identified an understatement of 2016 revenue related to customer freight billings, as well as an understatement of bad debt expense in 2015. In addition, we also corrected the timing of other previously recorded immaterial out-of-period adjustments and other miscellaneous immaterial corrections and reflected them in the revised financial statements. The cumulative impact on the Statement of Operations of these misstatements was an increase to net income for the year ended December 31, 2016 of $2.3 million, and a decrease to net income of $0.4 million for the nine month period ended December 31, 2015.

In accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, management evaluated the materiality of the misstatements from qualitative and quantitative perspectives, and concluded that the misstatements, although not material to the originating periods, would be material to the three months ended March 31, 2017, and accordingly we have revised our previously issued Combined Financial Statements to correct for these misstatements.

Components may not sum to total due to rounding.

The effects on our annual Combined Financial Statements are as follows:

Combined Statement of Operations

	Nine month period ended December 31, 2015
	As Reported	Adjustment	Revised
Selling, general and administrative expenses	$34.9	$0.8	$35.7
Income from operations	57.9	(0.8)	57.1
Income from operations before income taxes	57.4	(0.8)	56.6
Income tax provision	22.9	(0.4)	22.5
Net income	34.5	(0.4)	34.1

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

	December 31, 2016
	As Reported	Adjustment	Revised
Net sales	$784.0	$1.8	$785.8
Cost of goods sold	670.8	(0.4)	670.4
Gross profit	113.2	2.2	115.4
Selling, general and administrative expenses	43.2	(0.8)	42.4
Income from operations	68.0	3.0	71.0
Income from operations before income taxes	66.5	3.0	69.5
Income tax provision	28.1	0.7	28.8
Net income	38.4	2.3	40.7

Combined Balance Sheet

	December 31, 2015
	As Reported	Adjustment	Revised
Trade receivables, net of allowance for doubtful accounts	$90.6	$(0.7)	$89.9
Total current assets	226.3	(0.7)	225.6
Deferred tax asset	1.2	0.3	1.5
Total assets	1,724.8	(0.4)	1,724.4
Net investment of Parent	1,620.0	(0.4)	1,619.6
Total equity	1,619.5	(0.4)	1,619.1
Total liabilities and equity	1,724.8	(0.4)	1,724.4

	December 31, 2016
	As Reported	Adjustment	Revised
Trade receivables, net of allowance for doubtful accounts	$83.1	$1.8	$84.9
Inventories, net	33.4	0.3	33.7
Prepaid and other assets	20.7	0.1	20.8
Total current assets	234.4	2.2	236.6
Total assets	1,704.8	2.2	1,707.0
Net investment of Parent	1,574.9	2.2	1,577.1
Total equity	1,573.4	2.2	1,575.6
Total liabilities and equity	1,704.8	2.2	1,707.0

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO COMBINED FINANCIAL STATEMENTS

(In millions)

Combined Statements of Changes in Parent Company Equity

	December 31, 2016 & 2015
	As Reported	Adjustment	Revised
Net income	$34.5	$(0.4)	$34.1
Balance at December 31, 2015	1,619.5	(0.4)	1,619.1
Net income	38.4	2.3	40.7
Net transfers to Parent	(83.5)	0.3	(83.2)
Balance at December 31, 2016	1,573.4	$2.2	1,575.6

Combined Statement of Cash Flows

	Nine month period ended December 31, 2015
	As Reported	Adjustment	Revised
Net income	$34.5	$(0.4)	$34.1
Bad debt expense	—	0.8	0.8
Deferred income tax	9.7	(0.3)	9.4
Net cash provided by operating activities	137.8	—	137.8

	December 31, 2016
	As Reported	Adjustment	Revised
Net income	$38.4	$2.3	$40.7
Bad debt expense	0.9	(0.8)	0.1
Deferred income taxes	20.8	0.2	21.0
Trade receivables, net of allowance for doubtful accounts	6.7	(1.8)	4.9
Inventories, net	4.0	(0.3)	3.7
Prepaid and other assets	1.3	0.1	1.4
Net cash provided by operating activities	120.6	(0.4)	120.2
Net transfer to parent	84.9	(0.4)	84.5
Net cash used in financing activities	84.9	(0.4)	84.5